UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025
Outbrain Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-40643	20-5391629

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code): (646) 867-0149
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2025 (the “Closing Date”), OT Midco Inc. (“OT Midco”), a Delaware corporation and a wholly owned subsidiary of Outbrain Inc., a Delaware corporation (“Outbrain” or the “Company”), completed its previously announced private offering (the “Offering”) of $637.5 million aggregate principal amount of its 10.000% Senior Secured Notes due 2030 (the “Notes”). The Notes were issued pursuant to an indenture dated as of February 11, 2025 (the “Indenture”), among OT Midco, Outbrain, U.S. Bank Trust Company, National Association, as trustee and security agent, and the guarantors named therein (the “Guarantors”). The proceeds from the Notes were used, together with cash on hand, to (i) repay in full and cancel the indebtedness incurred under the senior secured bridge facility (the “Bridge Facility”), including accrued and unpaid interest thereon (the “Bridge Facility Refinancing”), that was used to finance and pay costs related to Outbrain’s acquisition of TEADS (the “Acquisition”), a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Teads”), and (ii) pay fees and expenses incurred in connection with the Offering and the Bridge Facility Refinancing.

The Notes and the related guarantees were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will be guaranteed, jointly and severally on a secured, unsubordinated basis by Outbrain and each existing and future wholly-owned subsidiary of Outbrain that becomes a borrower, issuer or guarantor under Outbrain’s super senior secured revolving credit facility. The Notes will be secured by a first-priority lien over (i) all or substantially all assets of OT Midco, Outbrain and Teads Australia PTY Ltd, a subsidiary of Outbrain in Australia, and (ii) certain assets of some of the other direct and indirect subsidiaries of Outbrain in England and Wales, Canada, Germany, Mexico, Singapore, Switzerland, Luxembourg, Japan, Italy, France and Israel.

The Notes bear interest from February 11, 2025 at an annual rate of 10.000%, payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2025. The Notes will mature on February 15, 2030.

OT Midco may redeem the Notes in whole or in part at any time prior to February 15, 2027 at a redemption price equal to 100.000% of the principal amount thereof plus a ‘‘make-whole’’ premium set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. OT Midco may redeem the Notes in whole or in part, on or after February 15, 2027, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, prior to February 15, 2027, OT Midco may redeem up to 40% of the Notes with the proceeds of certain equity offerings, at a redemption price equal to 110.000% of the principal amount redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. During each of the two successive twelve-month periods commencing on the Closing Date and ending on February 15, 2027, OT Midco will have the option to redeem up to 10% of the aggregate principal amount of Notes at a redemption price equal to 103.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon certain change of control events, the holders of the Notes may require OT Midco to repurchase all or a portion of the Notes at a purchase price of 101.000% of their principal amount plus accrued and unpaid interest, if any, to, but excluding the date of purchase. In addition, subject to certain conditions and limitations, OT Midco must, within 30 days after Outbrain’s delivery of its annual report, with respect to Outbrain’s fiscal years ending December 31, 2025 and 2026, apply an amount equal to the Excess Cash Flow Amount (as defined in the Indenture) to make an offer to purchase outstanding Notes at a price equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of purchase.

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur or guarantee additional indebtedness or issue preferred stock, (ii) pay dividends or make other restricted payments; (iii) make certain investments, (iv) transfer and sell assets, (v) create or incur certain liens, (vi) engage in certain transactions with affiliates and (vii) consolidate or merge or transfer all or substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications. The Indenture provides for customary events of default which include, among other things, (subject in certain cases to customary grace and cure periods) defaults based on (i) the failure to make payments under the Indenture when due, (ii) breach of covenants, (iii) acceleration of other material indebtedness, (iv) bankruptcy events and (v) material judgments. Generally, if an event of default occurs, the trustee or the holders of at least 30% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full the text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On February 11, 2025, the Company issued a press release announcing the closing of the Offering. The press release relating to the closing is attached as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1*	Indenture, dated as of February 11, 2025, among Outbrain, OT Midco, the subsidiary guarantors named therein and U.S. Bank Trust Company, National Association, as trustee and security agent.

4.2	Form of 10.000% Senior Secured Notes due 2030 (included in Exhibit 4.1).

99.1	Press Release, dated February 11, 2025, issued by Outbrain Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulations S-K, but will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Outbrain has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.
Date: February 11, 2025
	By:	/s/ David Kostman
		Name:	David Kostman
		Title:	Chief Executive Officer